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                                                                      EXHIBIT 12

                            THE TIMES MIRROR COMPANY

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIO)

                                                              YEAR TO DATE ENDED
                                                              SEPTEMBER 30, 1998
                                                              ------------------
Fixed charges:
  Interest expense..........................................       $ 54,744
  Portion of rents deemed to be interest....................         10,241
  Amortization of debt expense..............................          1,405
                                                                   --------
     Total fixed charges....................................         66,390
Preferred dividends.........................................         36,207
                                                                   --------
  Fixed charges and preferred dividends.....................       $102,597
                                                                   ========
Earnings:
  Income from continuing operations before income tax
     provision..............................................       $160,718
  Fixed charges.............................................         66,390
  Amortization of capitalized interest......................          2,953
  Add: Equity loss from less than 50% owned unconsolidated
     affiliates.............................................         10,598
                                                                   --------
     Total earnings.........................................       $240,659
                                                                   ========
Ratio of earnings to fixed charges..........................           3.6x
Ratio of earnings to fixed charges and preferred
  dividends.................................................           2.3x

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